UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2007

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 294-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Intelsat announced that it signed a service agreement to build and launch a new 24 transponder satellite for Corporación de Radio y Televisión del Norte de México, S. de R. L. de C.V. (“SKY Mexico”) and SKY Brasil Serviços Ltda. (“SKY Brasil”). The service on this satellite, to be known as the Intelsat 16, will be dedicated for use by Sky Mexico and Sky Brasil over the satellite’s estimated 15 year service life. Intelsat intends to re-purpose the partially constructed Intelsat 11GS satellite to build the new Intelsat 16 satellite. Under the terms of the agreement, SKY Mexico and SKY Brasil will make significant prepayments for certain services in the first 12 months following the successful launch and testing of the satellite in an aggregate amount which exceeds Intelsat’s expected capital expenditures for this satellite.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2007

INTELSAT, LTD.

By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel